Exhibit 10.1

AMENDMENT No. 4 TO THE

EYEPOINT Pharmaceuticals, Inc.

amended and restated

2016 Long Term Incentive Plan

WHEREAS, EyePoint Pharmaceuticals, Inc. (the “Company”) maintains the EyePoint Pharmaceuticals, Inc. Amended and Restated 2016 Long-Term Incentive Plan, which was originally effective as of December 12, 2016 and amended as of February 21, 2019, June 25, 2019, March 25, 2021 and June 22, 2021 (as amended, the “Plan”);

WHEREAS, pursuant to Section 9 of the Plan, the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by applicable laws or stock exchange requirements (“Stockholder Approval”);

WHEREAS, the Compensation Committee, in consultation with its independent compensation consultant, has determined that it is advisable and in the best interests of the Company and its stockholders to increase the number of shares of the Company’s common stock, $0.001 par value per share, reserved for issuance under the Plan by 2,000,000 shares (the “Share Increase”);

WHEREAS, pursuant to Section 9 of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained;

Whereas, the Compensation Committee has approved the Share Increase and has recommended that the Board adopt and approve the Share Increase subject to Stockholder Approval;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of Stockholder Approval; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:

1.
Section 4(a) of the Plan is deleted and replaced in its entirety with the following:

4. LIMits on Awards Under the Plan.

“(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 5,900,000, plus 33,674 shares of Stock that remained available for grant under the 2008 Plan as of October 3, 2016, plus any shares of Stock that would otherwise have become available for grant under the 2008 Plan after October 3, 2016 as a result of the termination or forfeiture of awards under 2008 Plan. Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below.”

2.
Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of Stockholder Approval.

* * *

EYEPOINT PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2016 Long Term INCENTIVE PLAN

(conformed copy including amendments on February 21, 2019, June 25, 2019, March 25, 2021 and June 22, 2021)

1.
DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and includes certain operational rules related to those terms.

2.
PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock, Stock-based and other incentive Awards.

3.
ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all persons.

4.
LIMITS ON AWARDS UNDER THE PLAN
(a)
Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 3,900,000, plus 33,674 shares of Stock that remained available for grant under the 2008 Plan as of the Date of Adoption, plus any shares of Stock that would otherwise have become available for grant under the 2008 Plan after the Date of Adoption as a result of the termination or forfeiture of awards under 2008 Plan. Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below..
(b)
Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(c)
Section 162(m) Limits. Subject to Section 4(d) below, the following additional limits will apply to Awards of the specified type granted or, in the case of Cash Awards, payable to any person in any calendar year:
(1)
Stock Options: 300,000 shares of Stock.
(2)
SARs: 300,000 shares of Stock.
(3)
Awards other than Stock Options, SARs or Cash Awards: 300,000 shares of Stock.
(4)
Cash Awards: $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock underlying those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; (iv) Awards other than Cash Awards that are settled in cash will count against the applicable share limit under clause (1), (2) or (3) and not against the dollar limit under clause (4); and (v) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

(d)
Limitations on Awards to Directors. The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including all Awards granted under the Plan and any other fees or compensation paid to such Director outside of the Plan for his or her services as a Director during such calendar year, will not exceed $350,000 in the aggregate, calculating the value of any Awards in accordance with FASB ASC Topic 718 (or any successor provision), assuming maximum performance (if applicable). The Board may make an exception to such limit for any Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation. The limitations applicable to Director Awards will not apply to any Award or shares of Stock granted pursuant to a Director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees

(to the extent such Award or shares of Stock have a fair value equal to the value of such cash retainers or other fees).
(e)
Award Vesting/Exercisability/Payment/Distribution Limitations. (i) No portion of any grant of Restricted Stock shall be scheduled to vest prior to the date that is one (1) year following the date the Restricted Stock is granted; (ii) no portion of any grant of an Stock Option or SAR shall be scheduled to become exercisable prior to the date that is one (1) year following the date the Stock Option or SAR is granted; and (iii) no portion of any grant of a Restricted Stock Unit or Cash Award shall be scheduled to vest or be settled, paid or distributed prior to the date that is one (1) year following the date the applicable Restricted Stock Unit or Cash Award is granted; provided; however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent (5%) of the shares of Stock reserved for issuance under Section 4(a) may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 4(e).
5.
ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for SARs and Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E) or to other individuals who the Company reasonably anticipates will begin providing direct services to the Company or a subsidiary of the Company within twelve (12) months following an Award’s date of grant.

6.
RULES APPLICABLE TO AWARDS
(a)
All Awards.
(1)
Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)
Term of Plan. No Awards may be made after 10 years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)
Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.
(4)
Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)
Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B)
Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)
Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)
All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.
(5)
Recovery of Compensation. The Administrator may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Administrator may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and any related Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)
Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Administrator may hold back shares of Stock from an Equity Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum statutory rates for the applicable jurisdictions or such greater amount as would not result in adverse accounting consequences to the Company under FASB ASC Topic 718 (or any successor provision)).
(7)
Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding anything to the contrary in the Plan, any dividends or dividend equivalents payable or credited with respect to an Award shall not vest or be paid unless and until the Award to which the dividends or dividend equivalents correspond becomes vested.
(8)
Rights Limited. Nothing in the Plan will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
(9)
Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under Section 162(m) and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Administrator. The Administrator shall grant and administer such Performance Awards pursuant to the requirements of Section 162(m), unless the Administrator subsequently determines that such Awards are not, or are no longer, intended to qualify as “performance-based compensation” under Section 162(m). For the avoidance of doubt, in the case of an Award otherwise intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator may provide for payment or vesting under the Award in the event of the death or disability of the Participant or a change in ownership or control of the Company without regard to the conditions that would apply to so qualify the Award, including the requirement of this Section 6(a)(9) that payment or vesting be conditioned upon the satisfaction of Performance Criterion (or Criteria) and including the limits set forth in Section 4(c).
(10)
Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.
(11)
Section 409A.
(A)
Without limiting Section 11(b) hereof, each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)
If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (b) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(11) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(C)
For purposes of Section 409A, each payment made under this Plan shall be treated as a separate payment.
(b)
Stock Options and SARs.
(1)
Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a physical or electronic notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)
Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.
(3)
Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)
Maximum Term. The maximum term of Stock Options and SARs may not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(2) above).
(5)
No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.
EFFECT OF CERTAIN TRANSACTIONS
(a)
Mergers, etc. Except as otherwise expressly provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:
(1)
Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)
Cash-Out of Awards. Subject to Section 7(a)(5), below the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Equity Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Equity Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Equity Award.
(3)
Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.
(4)
Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than (A) any Award assumed pursuant to Section 7(a)(1) above, and (B) any Cash Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(5)
Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(b)
Changes in and Distributions with Respect to Stock.
(1)
Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be issued under the Plan, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Equity Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2)
Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable.
(3)
Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.
LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.
AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Administrator.

10.
OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.
MISCELLANEOUS
(a)
Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)
Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.
ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Administrator) by adopting supplements to the Plan containing, in each case, such limitations on the Administrator’s discretion under the Plan, and such additional terms and conditions, as the Administrator deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).

13.
GOVERNING LAW
(a)
Certain Requirements of Corporate Law. Equity Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)
Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)
Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2008 Plan”: The pSivida Corp. 2008 Incentive Plan, as from time to time amended and in effect.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply for Plan purposes for so long as such agreement is in effect with respect to such

Participant. In every other case, “Cause” will mean, as determined by the Administrator, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: EyePoint Pharmaceuticals, Inc., a Delaware corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s shareholders or adopted by the Board, as determined by the Committee.

“Director”: A member of the Board who is not an Employee.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Equity Award”: An Award other than a Cash Award.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the NASDAQ Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of Section 162(m)) : sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The EyePoint Pharmaceuticals, Inc. 2016 Long Term Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service- or performance-based conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Equity Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.